EXHIBIT 99.4

   FORM OF SUBSCRIPTION AGENT AGREEMENT



                                         Date:


   ChaseMellon Shareholder Services, L.L.C.
   85 Challenger Rd.
   Ridgefield Park, NJ  07660

   Attn:      REORGANIZATION DEPARTMENT

   Gentlemen:

              Aames Financial Corporation, a Delware corporation (the "Company") is making an offer to issue (the "Subscription Offer") to the holders of record the Company's outstanding shares of Common Stock par value $0.001 per share (the "Common Stock"), at the close of business on September 7, 1999 (the "Record Date"), the right to subscribe for and purchase (each a "Right") shares of the Series Convertible Preferred Stock (the "Series C Preferred Stock") at a purchase price of 1.00 per share of Series C Preferred Stock (the "Subscription Price"), payable by cashier's or certified check, upon the terms and conditions set forth herein. The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Subscription Offer, and the term "Subscription" shall mean any such submission. The Subscription Offer will expire at 5:00 PM, New York City Time, on September 29, 1999 (the "Expiration Time"), unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Subscription Offer, as so extended by the Company from time to time, shall expire.

              The Company filed a Registration Statement relating to the Series C Preferred Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on AUGUST 13, 1999. Said Registration Statement was declared effective on . The terms of the Series C Preferred Stock are more fully described in the Prospectus forming part of the Registration Statement as it was declared effective, and the accompanying Letter of Instruction. Copies of the Prospectus, and the Letter of Instruction are annexed hereto as Exhibit 1, Exhibit 2 and Exhibit 3, respectively. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, the Company will provide you with a list of holders of Common Stock as of the Record Date (the "Record Stockholders List").

              The Rights are evidenced by nontransferable Rights Certificates (the "Rights Certificates"), a copy of the form of which is annexed hereto as
   Exhibit 4. The Rights Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Series C Convertible Preferred Stock at the rate of one share for each Right evidenced by a Right Certificate (the "Subscription Privilege"). No fractional subscription rights will be distributed. Reference is made to the prospectus for a complete description of the Subscription Privilege .

              The Company hereby appoints you as Subscription Agent (the "Subscription Agent") for the Subscription Offer and agrees with you as follows:

              1) As Subscription Agent, you are authorized and directed to:

              (A) Issue the Rights Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Rights Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.

              (B) Promptly after you receive the Record Stockholders List:


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              (a) mail or cause to be mailed, by first class mail, to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Rights Certificates evidencing the Rights to which such stockholder is entitled under the Subscription Offer, (ii) a copy of the Prospectus, (iii) a Letter of Instruction and (iv) a return envelope addressed to the Subscription Agent; and

              (b) mail or cause to be mailed, by air mail, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address (i) a copy of the Prospectus and (ii) a Letter of Instruction (different from the Letter of Instruction sent to stockholders whose address of record is within the United States and Canada). You shall refrain from mailing Right certificates issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Rights Certificates for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise or other disposition of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise, sale or other disposition of such Rights if such instructions are received at or before 11:00 a.m., New York City Time, on .

              (C)   [reserved]

              (D) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Rights Certificates and the Prospectus.

              (E) Subject to the next sentence, accept Subscriptions from stockholders whose Rights Certificates are alleged to have been lost, stolen or destroyed upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you, accompanied by payment of the Subscription Price for the total number of shares of Series C Convertible Preferred Stock Subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Rights Certificates and you shall withhold delivery of the shares of Series C Preferred Stock Subscribed for until after the Rights Certificates have expired and it has been determined that the Rights evidenced by the Rights Certificates have not otherwise been purported to have been exercised or otherwise surrendered.

              (F) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

              (a) if the Rights Certificate is registered in the name of a fiduciary and is executed by and the Series C Preferred Stock is to be issued in the name of such fiduciary;

              (b) if the Rights Certificate is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Series C Preferred Stock is issued in the names of, and is to be delivered to, such joint tenants;

              (c) if the Right Certificate is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Series C preferred stock is to be issued in the name of such corporation; or

              (d) if the Right Certificates is registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided, the Series C Preferred Stock is to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

              (G)   [reserved]

              (H) Accept Subscriptions even though unaccompanied by Rights Certificates, under the circumstances and in compliance with the terms and conditions set forth in the Prospectus under the heading "THE RIGHTS OFFERING--Exercise of Subscription Rights".


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              (I) Refer to the Company for specific instructions as to
   acceptance or rejection, Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted pursuant to this Paragraph 1, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Rights Certificates.

              (J) Upon acceptance of a Subscription:

              (a) hold all monies received in a special account for the benefit of the Company. Promptly following the Expiration Time you shall distribute to the Company the funds in such account and issue certificates for shares of Series C Convertible Preferred Stock issuable with respect to Subscriptions which have been accepted.

              (b) advise the Company daily by telecopy and confirm by letter to Ralph Flick, Esq. (the "Company Representative"), as to the total number of shares of Series C Preferred Stock Subscribed for, total number of Rights sold, total number of Rights partially Subscribed for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone 323-210-4931,confirmed by telecopy, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with paragraph (a) above, with cumulative totals; and

              (c) as promptly as possible but in any event on or before 3:30 p.m., New York City Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with (b) above of the number of shares Subscribed for, the number of Subscription guarantees received and the number of shares of Series C Preferred Stock unsubscribed for.

              (K) Upon completion of the Subscription Offer, you shall requisition certificates from the Transfer Agent for the Common Stock for shares of Series C Preferred Stock Subscribed for.

              2) The Rights Certificates shall be issued in registered form only. The Company shall appoint and have in office at all times a Transfer Agent and Registrar for the Rights Certificates, satisfactory to you, which shall keep books and records of the registration and transfers and exchanges of Rights Certificates (such books and records are hereinafter called the "Series C Preferred Stock Register"). The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Rights Certificates. The Company shall promptly notify you of any change in the Transfer Agent and Registrar of the Rights Certificates.


              3) You will follow your regular procedures to attempt to reconcile any discrepancies between the number of shares of Series C Preferred Stock that any Rights certificates may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of shares of Series C Convertible Preferred Stock, if any, you are authorized to issue. In the absence of such instructions, you are authorized not to issue any shares of Series C Convertible Preferred Stock to such stockholder.

              4) You will examine the Rights Certificates received by you as Subscription Agent to ascertain whether they appear to you to have been completed and executed in accordance with the applicable Letter of Instruction. In the event you determine that any Rights Certificate does not appear to you to have been properly completed or executed, or where the Rights Certificates do not appear to you to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to you to exist, you will follow, where possible, your regular procedures to attempt to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the Subscription, unless you shall have received from the Company the Rights Certificate which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Rights Certificates has been cured or waived and that such Rights Certificate has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing stockholder (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Rights Certificates or by registered mail insured separately for the value of such Rights Certificates) to such stockholder's address as set forth in the Subscription any Rights Certificates surrendered in connection therewith and any other documents received with such Rights Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Rights Certificates and other documents.


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              5) Each document received by you relating to your duties hereunder shall be dated and time stamped when received.

              6) (a) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Series C Preferred Stock to permit the exercise in full of all Rights issued pursuant to the Subscription Offer. Subject to the terms and conditions of this Agreement, you will request the Transfer Agent for the Common Stock to issue certificates evidencing the appropriate number of shares of Series C Preferred Stock as required from time to time in order to effectuate the Subscriptions.

              (b) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Series C Preferred Stock issuable upon the exercise of the Rights Certificates at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

              (c) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of Rights Certificates or Series C Preferred Stock issued upon exercise of Rights Certificates.

              7)    [reserved]

              8) Should any issue arise regarding federal income tax reporting or withholding, you will take such action as the Company instructs you in writing.

              9) The Company may terminate this Agreement at any time by so notifying you in writing. You may terminate this Agreement upon 30 days' prior notice to the Company. Upon any such termination, you shall be relieved and discharged of any further responsibilities with respect to your duties hereunder. Upon payment of all your outstanding fees and expenses, you will forward to the Company or its designee promptly any Rights Certificates or other document relating to your duties hereunder that you may receive after your appointment has so terminated. Sections 10, 12, and 13 of this Agreement shall survive any termination of this Agreement.

              10) As agent for the Company hereunder you:

              (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by you and the Company;

              (b) shall have no obligation to issue any shares of Series C Preferred Stock unless the Company shall have provided a sufficient number of certificates for such Series C Preferred Stock;

              (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Rights Certificates surrendered to you hereunder or shares of Series C Preferred Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Subscription Offer;

              (d) shall not be obligated to take any legal action hereunder; if, however, you determine to take any legal action hereunder, and where the taking of such action might, in your judgment, subject or expose you to any expense or liability you shall not be required to act unless you shall have been furnished with an indemnity satisfactory to you;

              (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;


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              (f)   shall not be liable or responsible for any recital or
                    statement contained in the Prospectus or any other documents relating thereto;

              (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Subscription Offer, including without limitation obligations under applicable securities laws;

              (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to you acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company;

              (i) may consult with counsel satisfactory to you, including C.N. Franklin Reddick III, Esq., Troop Steuber Pasich Reddick & Tobey, LLP, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the advice of such counsel;

              (j) may perform any of your duties hereunder either directly or by or through agents or attorneys and you shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by you hereunder; and

              (k) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

              11) In the event any question or dispute arises with respect to the proper interpretation of the Subscription Offer or your duties hereunder or the rights of the Company or of any stockholders surrendering Rights Certificates pursuant to the Subscription Offer, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such stockholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

              12) Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

              13) Whether or not any Rights Certificates are surrendered to you, for your services as Subscription Agent hereunder, the Company shall pay to you compensation in accordance with the fee schedule attached as Exhibit A hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel.


          14) The Company covenants to indemnify and hold you and your officers, directors, employees, agents, contractors, subsidiaries and affiliates harmless from and against any loss, liability, damage or expense (including without limitation any loss, liability, damage or expense incurred for accepting Rights Certificates tendered without a signature guarantee and the fees and expenses of counsel) incurred (a) without gross negligence or bad faith or (b) as a result of your acting or failing to act upon the Company's instructions, arising out of or in connection with the Subscription Offer, this Agreement or the administration of your duties hereunder, including without limitation the costs and expenses of defending and appealing against any action, proceeding, suit or claim in the premises. You shall promptly notify the Company of any action, proceeding, suit or claim by letter or telex or facsimile transmission confirmed by letter. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. Anything in this agreement to the contrary notwithstanding, in no event shall you be liable for special, indirect or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if you have been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of yours will be limited to the amount of fees paid by the Company hereunder.


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              15) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

              16) The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Subscription Offer and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Subscription Offer will comply in all material respects with all applicable requirements of law and
   (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Subscription Offer.

              17) In the event that any claim of inconsistency between this Agreement and the terms of the Subscription Offer arise, as they may from time to time be amended, the terms of the Subscription Offer shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Subscription Agent, which shall be controlled by the terms of this Agreement.

              18) Set forth in Exhibit B hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

              19) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Subscription Agent, to ChaseMellon Shareholder Services, L.L.C., 85 challenger Road, Ridgefield Park NJ, Attention: Reorganization Department, or to such other address as a party hereto shall notify the other parties.

              20) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of all other parties.

              21) No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

              Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.

                                         Very truly yours,

                                         (Company)


                                         By:
                                            ------------------------------------
                                         Name:

    Title:
    Address for notices:

   Accepted as of the date
   above first written:


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


   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,
   AS SUBSCRIPTION AGENT


   By:
        Name:
        Title:


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